Exhibit 99.1

NEWS

PURE Bioscience Completes Planned Reincorporation as a Delaware Corporation

SAN DIEGO (March 25, 2011) – PURE Bioscience (NASDAQ: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced that effective March 24, 2011, PURE completed its reincorporation in the State of Delaware by merging into a wholly-owned Delaware subsidiary.  The reincorporation was approved by the shareholders of PURE at the annual meeting of shareholders held on January 19, 2011, and adjourned and continued on February 10, 2011.  The Company’s name has changed from PURE Bioscience to PURE Bioscience, Inc., and its CUSIP number has changed to 74621T 100. The Company’s common stock will continue to trade on the NASDAQ Capital Market under the ticker symbol “PURE.”

In the merger, each outstanding share of PURE’s common stock was converted into one share of common stock of the surviving Delaware corporation. Following the reincorporation, holders of common stock of PURE continue to own the same number of shares of common stock in the surviving Delaware corporation as they owned prior to the reincorporation. Shareholders of PURE do not need to exchange their stock certificates for stock certificates of the Delaware corporation.  The reincorporation did not result in any change in PURE’s Nasdaq listing, business, management, directors, assets, physical location, operations or liabilities.  Additionally, in connection with the reincorporation, the authorized number of shares of common stock of the Company has increased to 100,000,000.

About PURE Bioscience, Inc.
PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA). PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety.  Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds.  As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area).  Additional information on PURE is available at www.purebio.com.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project,” "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements,  acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

PURE Bioscience Investor Contact: Don Markley, Senior Vice President Lippert/Heilshorn & Associates (310) 691-7100 dmarkley@lhai.com	PURE Bioscience Media Contact: Michael Gallo Gutenberg Communications (212) 239-8594 mgallo@gutenbergpr.com

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www.purebio.com
voice:  619.596.8600                facsimile:  619.596.8790
1725 Gillespie Way    >    El Cajon, California 92020